Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FIRST fiscal quarter ENDED September 30, 2017

Reports quarterly revenues of $198.0 million;

Net revenues of $46.1 million; and

Adjusted EBITDA of $6.5 million

BELLEVUE, WA November 9, 2017 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multi-modal transportation services company, today reported financial results for the three months ended September 30, 2017.

First Fiscal Quarter Financial Highlights (Quarter Ended September 30, 2017)

•	Revenues were $198.0 million for the first fiscal quarter ended September 30, 2017, up $2.9 million or 1.5% compared to revenues of $195.1 million for the comparable prior year period.
•	Net revenues were $46.1 million for the first fiscal quarter ended September 30, 2017, down $2.9 million or 5.9% compared to net revenues of $49.0 million for the comparable prior year period.
•

Net income attributable to common stockholders was $0.3 million, or $0.01 per basic and fully diluted share, compared to a net income of $1.4 million, or $0.03 per basic and fully diluted share for the comparable prior year period and includes $0.3 million in customer start-up costs associated with the Company’s expanded materials management and distribution (“MM&D”) solution offering in Canada.

•

Adjusted net income attributable to common stockholders was $2.7 million, or $0.05 per basic and fully diluted share for the first fiscal quarter ended September 30, 2017, compared to adjusted net income of $4.0 million, or $0.08 per basic and fully diluted share for the comparable prior year period.

•	Adjusted EBITDA was $6.5 million for the first fiscal quarter ended September 30, 2017, down $0.8 million or 11.0% compared to adjusted EBITDA of $7.3 million for the comparable prior year period.

Acquisition Update

On September 1, 2017, the Company announced that it acquired the assets and operations of Sandifer-Valley Transportation & Logistics, Ltd. (“SVT”) through its wholly-owned subsidiary, Radiant Global Logistics, Inc. SVT is expected to transition to the Radiant brand and will expand the Company’s cross-border capabilities with Mexico providing a full range of domestic and international services with operations in McAllen, Texas.

CEO Comments

“Given the recent market headwinds, we reported Adjusted EBITDA of $6.5 million on revenues of $198.0 million and net revenues of $46.1 million for the quarter ended September 30, 2017,” said Bohn Crain, Founder and CEO. “On a comparable year over year basis, revenues were up $2.9 million or 1.5% while net revenues were down $2.9 million or 5.9%. These quarterly net revenue results reflect the impacts of excess capacity and related pressures on transportation margins (down $4.2 million) that continued through most of the quarter, partially offset by an incremental $1.4 million in net revenue contribution attributed to our acquisition of Lomas Logistics which expanded our materials management and distribution (“MM&D”) capabilities in Canada.  Most of the compression in our net transportation margins was offset by a corresponding reduction in commissions paid to our operating partners (down $3.7 million). In addition, our quarterly results were negatively impacted by approximately $0.3 million in start-up costs associated with adding new and reconfiguring existing Canadian facilities to further expand our MM&D solution offering which we believe will be a meaningful financial contributor in future quarters.

Looking forward, we believe we are well positioned to benefit from a more favorable market environment as capacity tightens and demand accelerates. We believe this will lead to expanding transportation margins and improved financial performance for both our forwarding and brokerage operations over the next several quarters. In addition, we are seeing strong demand for our Canada-based materials management and distribution solutions offering and have secured contracts with 8 new customers that we estimate will contribute an incremental $3.5-$4.0 million in incremental annual MM&D and transportation net revenues that will come on line over the next two quarters. We believe our strategic decision to bundle value added materials management and distribution solutions with our core transportation service offering will continue to gain momentum and allow us to enhance our margins and accelerate our organic growth.”

Crain Continued: “We also made meaningful progress on the technology front this last quarter with the successful pilot of our new SAP-based transportation management system in Phoenix, Arizona. This was an important milestone for the Company and puts us in position to begin a more broad-based roll out of the system in the first calendar quarter of 2018. As we have previously discussed, we believe our ongoing investment in technology provides us with a unique opportunity to deliver a state-of-the-art technology platform for our strategic operating partners and the end customers that we serve. At the same time, our new technology set will enable a number of productivity initiatives to stream-line our back-office processes and accelerate the realization of back-office cost synergies associated with existing and future acquisitions and can ultimately help facilitate revenue synergies across the platform.”

September 30, 2017 – Financial Results

For the three months ended September 30, 2017, Radiant reported net income attributable to common stockholders of $0.3 million on $198.0 million of revenues, or $0.01 per basic and fully diluted share. For the three months ended September 30, 2016, Radiant reported net income attributable to common stockholders of $1.4 million on $195.1 million of revenues, or $0.03 per basic and fully diluted share.

For the three months ended September 30, 2017, Radiant reported adjusted net income attributable to common stockholders of $2.7 million, or $0.05 per basic and fully diluted share. For the three months ended September 30, 2016, Radiant reported adjusted net income attributable to common stockholders of $4.0 million, or $0.08 per basic and fully diluted share.

For the three months ended September 30, 2017, Radiant reported Adjusted EBITDA of $6.5 million, compared to $7.3 million for the comparable prior year period. Normalizing these results to exclude non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $6.5 million and $7.8 million for the three months ended September 30, 2017 and 2016, respectively.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Thursday, November 9, 2017 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Thursday, November 9, 2017 at 4:30 PM Eastern
DIAL-IN	US (877) 407-8031; Intl. (201) 689-8031
REPLAY	November 10, 2017 at 9:30 AM Eastern to November 23, 2017 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 22344)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or through www.InvestorCalendar.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Ryan McBride (425) 943-4533 rmcbride@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)	September 30,	June 30,
	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$5,767	$5,808
Accounts receivable, net of allowance of $1,830 and $1,599, respectively	123,260	116,327
Employee and other receivables	271	251
Income tax deposit	658	432
Prepaid expenses and other current assets	6,256	6,902
Total current assets	136,212	129,720

Technology and equipment, net	15,607	15,227

Acquired intangibles, net	73,311	74,729
Goodwill	66,997	66,779
Deposits and other assets	3,158	3,085
Total long-term assets	143,466	144,593
Total assets	$295,285	$289,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$85,008	$85,490
Commissions payable	11,466	10,843
Other accrued costs	5,302	4,778
Current portion of notes payable	3,548	3,382
Current portion of contingent consideration	3,830	4,130
Current portion of transition and lease termination liability	1,343	1,210
Other current liabilities	349	143
Total current liabilities	110,846	109,976

Notes payable, net of current portion	42,083	37,040
Contingent consideration, net of current portion	6,015	5,790
Transition and lease termination liability, net of current portion	622	804
Deferred rent liability	980	857
Deferred tax liability	10,205	10,826
Other long-term liabilities	1,099	782
Total long-term liabilities	61,004	56,099
Total liabilities	171,850	166,075

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 49,187,768 and 49,177,215 shares issued, and 49,095,970 and 49,085,417 shares outstanding, respectively	30	30
Additional paid-in capital	116,570	116,172
Treasury stock, at cost, 91,798 shares	(253)	(253)
Retained earnings	7,713	7,397
Accumulated other comprehensive income (loss)	(740)	65
Total Radiant Logistics, Inc. stockholders’ equity	123,321	123,412
Non-controlling interest	114	53
Total stockholders’ equity	123,435	123,465
Total liabilities and stockholders’ equity	$295,285	$289,540

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)	Three Months Ended September 30,
	2017	2016
Revenues	$197,977	$195,133
Cost of transportation	151,829	146,124
Net revenues	46,148	49,009

Operating partner commissions	19,692	23,351
Personnel costs	13,993	12,778
Selling, general and administrative expenses	6,848	5,782
Depreciation and amortization	3,575	3,006
Transition and lease termination costs	107	476
Change in contingent consideration	(300)	250
Total operating expenses	43,915	45,643

Income from operations	2,233	3,366

Other income (expense):
Interest income	7	4
Interest expense	(771)	(639)
Foreign exchange gain (loss)	(85)	201
Other	130	194
Total other expense:	(719)	(240)

Income before income tax expense	1,514	3,126

Income tax expense	(626)	(1,252)

Net income	888	1,874
Less: Net income attributable to non-controlling interest	(61)	(12)

Net income attributable to Radiant Logistics, Inc.	827	1,862
Less: Preferred stock dividends	(511)	(511)

Net income attributable to common stockholders	$316	$1,351

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(805)	221
Comprehensive income (loss)	$(489)	$1,572

Net income per common share - basic and diluted	$0.01	$0.03

Weighted average shares outstanding:
Basic shares	49,085,545	48,861,511
Diluted shares	50,642,953	49,534,395

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA,
Adjusted EBITDA and Normalized Adjusted EBITDA

(unaudited)

As used in this report, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 36% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, legal costs and non-recurring costs.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, lease termination costs, extraordinary items, share-based compensation expense, legal costs, non-recurring costs, material management and distribution (“MM&D”) start-up costs, write off of loan fees, impairment of acquired intangible assets and foreign exchange losses or gains. Normalized Adjusted EBITDA represents the Adjusted EBITDA but also adds back transition costs associated with the SBA back-office that is projected to be eliminated.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

	Three Months Ended September 30,
Reconciliation of net income to adjusted net income:	2017	2016
Net income attributable to common stockholders	$316	$1,351
Adjustments to net income (loss):
Income tax expense	626	1,252
Depreciation and amortization	3,575	3,006
Change in contingent consideration	(300)	250
Lease termination costs	107	3
Acquisition related costs	78	145
Legal costs	24	36
Non-recurring costs	—	6
Amortization of loan fees	62	80
Transition costs associated with acquisitions	—	455

Adjusted net income before income taxes	4,488	6,584

Provision for income taxes at 36% before preferred dividend requirement	(1,800)	(2,554)

Adjusted net income	$2,688	$4,030

Adjusted net income per common share - basic and diluted	$0.05	$0.08

Weighted average shares outstanding:
Basic shares	49,085,545	48,861,511
Diluted shares	50,642,953	49,534,395

	Three Months Ended September 30,
Reconciliation of net income to normalized adjusted EBITDA	2017	2016
Net income attributable to common stockholders	$316	$1,351
Preferred stock dividends	511	511

Net income attributable to Radiant Logistics, Inc.	827	1,862
Income tax expense	626	1,252
Depreciation and amortization	3,575	3,006
Net interest expense	764	635

EBITDA	5,792	6,755

Share-based compensation	350	331
Change in contingent consideration	(300)	250
Acquisition related costs	78	145
Legal costs	24	36
Non-recurring costs	—	6
Lease termination costs	107	3
MM&D start-up costs	347	—
Foreign exchange loss (gain)	85	(201)

Adjusted EBITDA	6,483	7,325
Transition costs	—	455
Normalized adjusted EBITDA	$6,483	$7,780
Adjusted EBITDA as a % of Net Revenues	14.0%	14.9%
Normalized Adjusted EBITDA as a % of Net Revenues	14.0%	15.9%